UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

BIONEXUS GENE LAB CORP.
(Exact name of registrant as specified in its charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3,

The Vertical Business Suite II

Bangar South

No. 8 Jalan Kerinchi

59200, Kuala Lumpur

(Address of Principal Executive Offices)

+603 1221-26512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 17, 2020, the Company made a live webcast Powerpoint presentation at the Life Sciences Investor Forum. The Company’s Chief Medical Officer, Dr. Stephen Ponnampalam, delivered the presentation on behalf of the Company. A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference. The information contained in this Current Report on Form 8-K speaks only as the date hereof. While the Company may elect to update the information in this Current Report on Form 8-K in the future, the Company disclaims any obligation to do so except to the extent required by applicable law.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability and strategies to develop and commercialize its RNA technology and the safety and efficacy of the technology. These forward-looking statements are subject to a number of risks including the risk factors set forth from time to time in the Company’s SEC filings including, but not limited to, its report on Form 10-K for the fiscal year ended December 31, 2019, which is available at www.sec.gov. Any forward-looking statements set forth in this report speak only as of the date of this report. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof other than as required by law. You are cautioned not to place undue reliance on any forward-looking statements. Information contained on the Company’s website does not constitute part of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Powerpoint Presentation at the Life Sciences Investor Forum

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORPORATION

Date: December 21, 2020	By:	/s/ Chan Chong Wong
Chan Chong Wong
Chief Executive Officer
(Principal Executive Officer)

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